Exhibit 99.1


                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


         Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.
1350), the undersigned, Jonathan Braun, Chief Executive Officer and Principal Financial and Accounting Officer of Medium4.com, Inc., (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Report").

         In connection with the filing of the Report, the undersigned hereby certifies that:


(1) The Report fully complies in all material respects with the new requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                           Medium4.com, Inc.


Date:    October 18, 2002                  By: /s/ JONATHAN BRAUN
                                               ------------------------
                                               Jonathan Braun, Chairman
                                               and Principal Executive,
                                               Financial and Accounting
                                               Officer